EXHIBIT 99.1

SCP POOL CORPORATION COMPLETES HORIZON ACQUISITION

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COVINGTON, LA (October 3, 2005) – SCP Pool Corporation (NASDAQ/NM:POOL) announced today that it has completed its previously announced acquisition of Automatic Rain Company (d/b/a “Horizon”), a leading regional wholesale distributor of irrigation and landscape products serving professional contractors in the landscape construction and maintenance markets. Horizon operates 40 distribution locations in eight western and southwestern states. POOL funded this transaction through utilization of its existing bank facilities.

SCP Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOL operates over 240 service centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 68,000 wholesale customers. For more information about POOL, please visit www.poolcorp.com.

This news release may include “forward-looking” statements that involve risk and uncertainties. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors, including the sensitivity of the swimming pool supply business to weather conditions and other risks detailed in POOL’s 2004 Form 10-K and subsequent Form 10-Qs filed with the Securities and Exchange Commission.

CONTACT:

       Craig K. Hubbard
       Treasurer
       985.801.5117
       craig.hubbard@poolcorp.com